Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Form S-4 (Registration Statement No. 333-209648) on Form S-3 of Shire plc of our report dated March 17, 2016 relating to the financial statements of Dyax Corp., which appears in Shire plc’s Current Report on Form 8-K dated January 22, 2016, as amended on March 17, 2016. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
June 3, 2016